News Release
For Release January 22, 2020
9:00 A.M.

Contact:	D. Shawn Jordan, Executive Vice President & Chief Financial Officer or
Robin D. Brown, Executive Vice President & Chief Marketing Officer
(803) 951- 2265

First Community Corporation Announces Annual and Fourth Quarter Earnings and Increased Cash Dividend

Highlights

•	Net income of $11.0 million in 2019 and $2.7 million for the fourth quarter
•	Diluted EPS of $1.45 per common share for the year of 2019 and $0.36 per common share for the fourth quarter
•	Increased cash dividend to $0.12 per common share, the 72nd consecutive quarter of cash dividends paid to common shareholders, highest dividend ever paid by the company
•	Pure (non-CD) deposit growth, including customer cash management accounts, of $75.4 million during the year, a 9.4% growth rate
•	Loan growth of $18.6 million during the year, a 2.6 % growth rate
•	Key credit quality metrics continue to be excellent with 2019 net loan recoveries of $293 thousand and non-performing assets of 0.32% and past dues of 0.06% at year end
•	Mortgage revenue of $4.6 million, a 16.9% increase in 2019
•	Investment advisory revenue of $2.0 million, a 20.1% increase in 2019

Lexington, SC – January 22, 2020 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the fourth quarter and year end of 2019. For the year ended December 31, 2019 net income was $11.0 million and diluted earnings per share were $1.45. Net income for the fourth quarter of 2019 was $2.7 million and diluted earnings per share were $0.36. First Community President and CEO Michael Crapps commented, “We are pleased with our pure deposit growth, the performance of our loan portfolio, and the benefit that our fee income lines of business provide; all of which continue to be strengths of our company. Our model is built on the diversity of revenue so that in times of margin pressure our sources of fee revenue, mortgage and investment advisory lines of business, really outperform.”

Cash Dividend and Capital

The Board of Directors has approved an increase in the cash dividend for the fourth quarter of 2019 to $0.12 per common share. This dividend is payable on February 14, 2020 to shareholders of record of the company’s common stock as of January 31, 2020. Mr. Crapps commented, “The entire board is pleased that our company’s strong financial performance enables us to increase the cash dividend to the highest level ever paid by the company. We are also proud that dividend payments have continued uninterrupted for 72 consecutive quarters.”

During the third quarter of 2019, the Company completed the previously announced repurchase of 300,000 shares of the company’s outstanding common stock at a cost of $5,637,257 with an average price per share of $18.79. The company also announced during the third quarter of 2019 the approval of a second share repurchase of up to 200,000 shares of the company’s outstanding common stock. No share repurchases have been made under the second share repurchase. Crapps noted, “Our initial share repurchase was completed very quickly. This approved second share repurchase provides us with some flexibility in managing capital going forward.”

In 2018, the Federal Reserve increased the asset size to qualify as a small bank holding company. As a result of this change, the company is generally not subject to the Federal Reserve capital requirements unless advised otherwise. The bank remains subject to capital requirements including a minimum leverage ratio and a minimum ratio of “qualifying capital” to risk weighted assets. These requirements are essentially the same as those that applied to the company prior to the change in the definition of a small bank holding company. Each of the regulatory capital ratios for the bank exceed the well capitalized minimum levels currently required by regulatory statute. At December 31, 2019, the bank’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 9.95%, 13.44%, and 14.23%, respectively. This compares to the same ratios as of December 31, 2018 of 9.98%, 13.19%, and 13.96%, respectively. As of December 31, 2019, the bank’s Common Equity Tier One ratio was 13.44% compared to 13.19% at December 31, 2018. Further, the company’s Tangible Common Equity to Tangible Assets ratio was 9.02% as of December 31, 2019 compared to 8.92% as of December 31, 2018.

Asset Quality

The company’s asset quality remains excellent. The non-performing assets ratio was 0.32% of total assets at December 31, 2019 compared to 0.37% at December 31, 2018. The nominal level of non-performing assets was $3.7 million at year-end 2019 down from $4.0 million at the end of 2018. The past due ratio for all loans was 0.06% at year-end 2019 down from 0.26% at year-end 2018.

During the fourth quarter the bank experienced net loan recoveries of $79 thousand, with overall net loan recoveries for the year of 2019 of $293 thousand. The ratio of classified loans plus OREO now stands at 5.12% of total bank regulatory risk-based capital as of December 31, 2019.

Balance Sheet

(Numbers in millions)

	Quarter Ended 12/31/19	Quarter Ended 9/30/19	Quarter Ended 12/31/18	12 Month $ Variance	12 Month % Variance
Assets
Investments	$288.8	$267.1	$256.0	$32.8	12.8%
Loans	737.0	735.1	718.5	18.5	2.6%

Liabilities
Total Pure Deposits	$847.3	$804.1	$777.2	$70.1	9.0%
Certificates of Deposit	140.9	144.7	148.3	(7.4)	(5.0%)
Total Deposits	$988.2	$948.8	$925.5	62.7	6.8%

Customer Cash Management	$33.3	$34.3	$28.0	$5.3	18.8%
FHLB Advances	0.2	0.2	0.2	0.0	0.0%
Junior Subordinated Debt	15.0	15.0	15.0	0.00	0.0%

Total Funding	$1,036.7	$998.3	$968.7	$67.9	7.0%
Cost of Funds (including demand deposits)	0.56%	0.61%	0.49%		7	bps
Cost of Deposits	0.47%	0.52%	0.39%		8	bps

Mr. Crapps commented, “Loan growth was muted in 2019 as production was offset by higher than normal levels of early payoffs. In 2017 and 2018, the ratio of loan portfolio growth to loan production was 38.9%. In 2019, that same ratio was only 13.4%. A highlight of the year was strong pure deposit growth, including cash management accounts, of $75.4 million which represents an annual growth rate of 9.4%. Cost of funds, although up year-over-year, declined on a linked quarter basis after peaking in the third quarter.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income for the year of 2019 increased 3.1% to $36.8 million compared to $35.7 million for the year of 2018. On a linked quarter basis net interest income was flat at $9.4 million. The net interest margin, on a taxable equivalent basis, was 3.56% for the fourth quarter of 2019 compared to 3.60% in the third quarter of the year after adjusting for the benefit of a non-accrual interest recovery in the third quarter. Mr. Crapps commented, “Margin and net interest margin continue to be a point of focus for us given the rate environment and the competition for loans and deposits. While margin is an important metric to measure, we are also focused on net interest income which translates directly to increasing revenue.”

Non-Interest Income

During the fourth quarter, the bank made the decision to consolidate the mortgage support and credit functions into its Administrative Center. This was done to gain greater efficiency and collaboration. This action resulted in a write down of the real estate in the amount of $282 thousand as a charge to Non-Interest Income. Once the building is sold, occupancy cost will be positively impacted by $91 thousand annually.

The mortgage line of business had another record quarter with $39.1 million in production. This represents a 51.6% increase over the production in the fourth quarter of 2018. Revenue also had a substantial increase at 58.9% over the same time period.

In the fourth quarter of 2019, the investment advisory line of business had $585 thousand in revenue which represents a 22.9% increase as compared to the fourth quarter of 2018. Notably, Assets Under Management (AUM) ended 2019 at $369.7 million, which represents a 28% increase during the year.

Mr. Crapps noted, “Our strategy of generating revenue streams from multiple lines of business continues to serve us well and both the mortgage and investment advisory lines of business performed nicely in 2019 with revenue increases of 16.9% and 20.1% respectively. We continue to focus on leveraging each of our lines of business.”

Non-Interest Expense

Non-interest expense increased during the fourth quarter of 2019 by $73 thousand driven by the planned increase in marketing expense and miscellaneous technology related items. This was partially offset by reduced compensation, FDIC insurance and OREO expenses. Mr. Crapps commented, “During 2018 and 2019, we made significant strategic investments in our franchise, including three new offices, our mobile and digital banking platforms and additional team members. While certain expenses will fluctuate on a quarterly basis, the annualized rate of increase is planned to decelerate as we strive for operating leverage and greater efficiency.”

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, and Upstate, South Carolina markets as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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FIRST COMMUNITY CORPORATION
BALANCE SHEET DATA
(Dollars in thousands, except per share data)

	At December 31,
	2019	2018
Total Assets	$1,170,279	$1,091,595
Other short-term investments (1)	32,741	17,940
Investment Securities	288,792	256,022
Loans held for sale	11,155	3,223
Loans	737,028	718,462
Allowance for Loan Losses	6,627	6,263
Goodwill	14,637	14,637
Other Intangibles	1,483	2,006
Total Deposits	988,201	925,523
Securities Sold Under Agreements to Repurchase	33,296	28,022
Federal Home Loan Bank Advances	211	231
Junior Subordinated Debt	14,964	14,964
Shareholders’ Equity	120,194	112,497

Book Value Per Common Share	$16.16	$14.73
Tangible Book Value Per Common Share	$13.99	$12.55
Equity to Assets	10.27%	10.31%
Tangible common equity to tangible assets	9.02%	8.92%
Loan to Deposit Ratio	75.71%	77.98%
Allowance for Loan Losses/Loans	0.90%	0.87%

(1) Includes federal funds sold, securities sold under agreements to resell and interest-bearing deposits

Regulatory Ratios:(Bank)
Leverage Ratio	9.95%	9.98%
Tier 1 Capital Ratio	13.44%	13.19%
Total Capital Ratio	14.23%	13.96%
Common Equity Tier 1	13.44%	13.19%
Tier 1 Regulatory Capital	$112,503	$107,806
Total Regulatory Capital	$119,130	$114,069
Common Equity Tier 1	$112,503	$107,806

Average Balances:
	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Average Total Assets	$1,151,456	$1,091,208	$1,116,217	$1,076,671
Average Loans	748,132	713,135	735,343	686,438
Average Earning Assets	1,052,289	995,721	1,018,510	981,215
Average Deposits	967,534	923,930	934,940	915,138
Average Other Borrowings	51,136	49,006	52,427	46,155
Average Shareholders’ Equity	119,586	109,144	116,980	107,178

Asset Quality:
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Loan Risk Rating by Category (End of Period)
Special Mention	$4,936	$5,322	$5,704	$5,871	$7,230
Substandard	4,691	4,658	5,307	5,322	4,326
Doubtful	—	—	—	—	—
Pass	727,401	725,094	715,696	707,227	706,906
	$737,028	$735,074	$726,707	$718,420	$718,462

	December 31,	September 30,	June 30,	March 31	December 31,
	2019	2019	2019	2019	2018
Nonperforming Assets:
Non-accrual loans	$2,329	$2,275	$2,691	2,641	$2,546
Other real estate owned	1,410	1,412	1,412	1,460	1,460
Accruing loans past due 90 days or more	—	33	—	22	31
Total nonperforming assets	$3,739	$3,720	$4,103	$4,123	$4,037
Accruing trouble debt restructurings	$1,905	$1,880	$1,953	$1,991	$1,835

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Loans charged-off	$13	$26	$44	$35
Overdrafts charged-off	20	29	100	129
Loan recoveries	(92)	(3)	(337)	(249)
Overdraft recoveries	(8)	(9)	(32)	(35)
Net Charge-offs (recoveries)	$(67)	$43	$(225)	$(120)
Net Charge-offs to Average Loans	n/a	0.01%	n/a	n/a

FIRST COMMUNITY CORPORATION
INCOME STATEMENT DATA
(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Three months ended		Year ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Interest Income	$10,785	$10,594	$10,864	$9,985	$10,606	$9,819	$10,374	$9,331	$42,630	$39,729
Interest Expense	1,426	1,202	1,511	1,102	1,490	880	1,354	797	5,781	3,981
Net Interest Income	9,359	9,392	9,353	8,883	9,116	8,939	9,020	8,534	36,849	35,748
Provision for Loan Losses	—	94	25	21	9	29	105	202	139	346
Net Interest Income After Provision	9,359	9,298	9,328	8,862	9,107	8,910	8,915	8,332	36,710	35,402
Non-interest Income:
Deposit service charges	437	449	421	434	380	423	411	463	1,649	1,769
Mortgage banking income	1,222	769	1,251	1,159	1,238	1,016	844	951	4,555	3,895
Investment advisory fees and non-deposit commissions	585	476	509	423	489	401	438	383	2,021	1,683
Gain (loss) on sale of securities	1	(332)	—	—	164	94	(29)	(104)	136	(342)
Gain (loss) on sale of other assets	—	16	—	(29)	(3)	22	—	15	(3)	24
Write-down on bank property held-for-sale	(282)	—	—	—	—	—	—	—	(282)	—
Other	966	882	932	855	918	955	845	923	3,660	3,615
Total non-interest income	2,929	2,260	3,113	2,842	3,186	2,911	2,509	2,631	11,736	10,644
Non-interest Expense:
Salaries and employee benefits	5,416	4,978	5,465	5,079	5,210	4,881	5,170	4,577	21,261	19,515
Occupancy	691	572	703	611	647	583	655	614	2,696	2,380
Equipment	353	346	365	388	389	398	386	381	1,493	1,513
Marketing and public relations	351	459	159	177	430	194	175	89	1,114	919
FDIC assessment	(78)	117	(10)	94	71	83	74	81	57	375
Other real estate expense	3	12	31	37	18	31	29	18	81	98
Amortization of intangibles	126	136	133	142	132	143	132	142	523	563
Other	2,001	1,550	1,944	1,606	1,743	1,912	1,702	1,692	7,392	6,760
Total non-interest expense	8,863	8,170	8,790	8,134	8,640	8,225	8,323	7,594	34,617	32,123
Income before taxes	3,425	3,388	3,651	3,570	3,653	3,596	3,101	3,369	13,829	13,923
Income tax expense	727	702	753	737	772	595	606	660	2,858	2,694
Net Income	$2,698	$2,686	$2,898	$2,833	$2,881	$3,001	$2,495	$2,709	$10,971	$11,229

Per share data:
Net income, basic	$0.36	$0.35	$0.39	$0.37	$0.38	$0.40	$0.33	$0.36	$1.46	$1.48
Net income, diluted	$0.36	$0.35	$0.39	$0.37	$0.37	$0.39	$0.33	$0.35	$1.45	$1.45

Average number of shares outstanding - basic	7,403,206	7,598,531	7,386,437	7,592,140	7,626,559	7,573,252	7,633,908	7,569,038	7,510,338	7,581,054
Average number of shares outstanding - diluted	7,468,881	7,732,100	7,463,258	7,724,410	7,704,221	7,726,479	7,724,780	7,712,534	7,588,300	7,730,580
Shares outstanding period end	7,440,026	7,638,681	7,408,879	7,629,638	7,511,164	7,605,053	7,664,967	7,600,690	7,440,026	7,638,681
Return on average assets	0.93%	0.98%	1.03%	1.03%	1.05%	1.12%	0.93%	1.04%	0.98%	1.04%
Return on average common equity	8.95%	9.76%	9.84%	10.42%	9.86%	11.35%	8.89%	10.40%	9.38%	10.48%
Return on average common tangible equity	10.35%	11.53%	11.39%	12.36%	11.46%	13.51%	10.41%	12.41%	10.91%	12.44%
Net Interest Margin (non taxable equivalent)	3.53%	3.74%	3.62%	3.55%	3.64%	3.67%	3.68%	3.61%	3.62%	3.64%
Net Interest Margin (taxable equivalent)	3.56%	3.79%	3.65%	3.60%	3.67%	3.71%	3.73%	3.66%	3.65%	3.69%
Efficiency Ratio (1)	70.09%	67.52%	70.51%	69.37%	71.18%	69.96%	72.01%	67.39%	70.52%	68.06%

(1)	Calculated by dividing non-interest expense by net interest income on tax equivalent basis and non interest income, excluding securities gains or losses and write-down on bank property held-for-sale.

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Three months ended December 31, 2019			Three months ended December 31, 2018
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$748,132	$8,954	4.75%	$713,135	$8,816	4.90%
Securities	273,108	1,711	2.49%	260,953	1,666	2.53%
Other short-term investments	31,049	120	1.53%	21,633	113	2.07%
Total earning assets	1,052,289	10,785	4.07%	995,721	10,595	4.22%
Cash and due from banks	15,488			13,586
Premises and equipment	36,075			34,708
Intangible assets	16,180			16,707
Other assets	38,055			36,716
Allowance for loan losses	(6,631)			(6,230)
Total assets	$1,151,456			$1,091,208

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$221,954	$148	0.26%	$195,070	$149	0.30%
Money market accounts	189,505	408	0.85%	187,981	291	0.61%
Savings deposits	101,808	34	0.13%	107,259	36	0.13%
Time deposits	172,763	568	1.30%	179,557	428	0.95%
Other borrowings	51,136	268	2.08%	49,006	300	2.43%
Total interest-bearing liabilities	737,166	1,426	0.77%	718,873	1,204	0.66%
Demand deposits	281,504			254,063
Other liabilities	13,200			9,128
Shareholders’ equity	119,586			109,144
Total liabilities and shareholders’ equity	$1,151,456			$1,091,208

Cost of deposits, including demand deposits			0.47%			0.39%
Cost of funds, including demand deposits			0.56%			0.49%
Net interest spread			3.30%			3.56%
Net interest income/margin		$9,359	3.53%		$9,391	3.74%
Net interest income/margin (tax equivalent)		$9,435	3.56%		$9,509	3.79%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Year ended December 31, 2019			Year ended December 31, 2018
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$735,343	$35,447	4.82%	$686,438	$32,790	4.78%
Securities	257,587	6,635	2.58%	271,621	6,521	2.40%
Other short-term investments	25,580	548	2.14%	23,156	419	1.81%
Total earning assets	1,018,510	42,630	4.19%	981,215	39,730	4.05%
Cash and due from banks	14,362			13,446
Premises and equipment	35,893			34,905
Intangible assets	16,376			16,881
Other assets	37,513			36,299
Allowance for loan losses	(6,437)			(6,075)
Total assets	$1,116,217			$1,076,671

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$208,750	$591	0.28%	$192,420	$443	0.23%
Money market accounts	181,695	1,690	0.93%	184,413	869	0.47%
Savings deposits	104,236	138	0.13%	106,752	143	0.13%
Time deposits	176,243	2,139	1.21%	188,023	1,450	0.77%
Other borrowings	52,427	1,223	2.33%	46,155	1,078	2.34%
Total interest-bearing liabilities	723,351	5,781	0.80%	717,763	3,983	0.55%
Demand deposits	264,017			243,530
Other liabilities	11,869			8,200
Shareholders’ equity	116,980			107,178
Total liabilities and shareholders’ equity	$1,116,217			$1,076,671

Cost of deposits, including demand deposits			0.49%			0.32%
Cost of funds, including demand deposits			0.59%			0.41%
Net interest spread			3.39%			3.49%
Net interest income/margin		$36,849	3.62%		$35,747	3.64%
Net interest income/margin (tax equivalent)		$37,208	3.65%		$36,211	3.69%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	December 31,	December 31,
Tangible book value per common share	2019	2018
Tangible common equity per common share (non-GAAP)	$13.99	$12.55
Effect to adjust for intangible assets	2.17	2.18
Book value per common share (GAAP)	$16.16	$14.73
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	9.02%	8.92%
Effect to adjust for intangible assets	1.25%	1.39%
Common equity to assets (GAAP)	10.27%	10.31%

Return on average tangible common equity	Three months ended December 31,		Three months ended September 30		Three months ended June 30,		Three months ended March 31,		Year Ended December 31,
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Return on average common tangible equity (non-GAAP)	10.35%	11.53%	11.39%	12.36%	11.46%	13.51%	10.41%	12.41%	10.91%	12.44%
Effect to adjust for intangible assets	(1.40)%	(1.77)%	(1.55)%	(1.94)%	(1.60)%	(2.16)%	(1.52)%	(2.01)%	(1.53)%	(1.96)%
Return on average common equity (GAAP	8.95%	9.76%	9.84%	10.42%	9.86%	11.35%	8.89%	10.40%	9.38%	10.48%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “tangible book value at period end,” “return on average tangible common equity” and “tangible common shareholders’ equity to tangible assets.” “Tangible book value at period end” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. “Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.